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                          TRESCOM INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, revoking all previous proxies, hereby appoints Wesley T. O'Brien, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in his discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Special Meeting of the Shareholders of TresCom International, Inc. to be held on June 4, 1998, and at any adjournment or postponement thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 3, 1998, AS AMENDED BY AMENDMENTS NO. 1 AND 2 TO AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 8, 1998 AND AS OF APRIL 16, 1998, RESPECTIVELY.

1. Approval of the Agreement and Plan of Merger, dated as of February 3, 1998, as amended by Amendments No. 1 and 2 to Agreement and Plan of Merger, dated as of April 8, 1998 and as of April 16, 1998, respectively:

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

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  THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE
SPECIFIED, THE SHARES WILL BE VOTED "IN FAVOR OF" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 3, 1998, AS AMENDED BY AMENDMENTS NO. 1 AND 2 TO AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 8, 1998 AND AS OF APRIL 16, 1998, RESPECTIVELY. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

                                         -----------------------------------
                                         Signature of Shareholder

                                         -----------------------------------
                                         Name of Shareholder

                                         Date: _____________ , 1998

                                         NOTE: PLEASE SIGN THIS PROXY EX-
                                         ACTLY AS NAME(S) APPEAR ON YOUR
                                         STOCK CERTIFICATE. WHEN SIGNING AS
                                         ATTORNEY-IN-FACT, EXECUTOR, ADMIN-
                                         ISTRATOR, TRUSTEE OR GUARDIAN,
                                         PLEASE ADD YOUR TITLE AS SUCH, AND
                                         IF SIGNER IS A CORPORATION, PLEASE
                                         SIGN WITH FULL CORPORATE NAME BY A
                                         DULY AUTHORIZED OFFICER OR OFFI-
                                         CERS AND AFFIX THE CORPORATE SEAL.
                                         WHERE STOCK IS ISSUED IN THE NAME
                                         OF TWO (2) OR MORE PERSONS, ALL
                                         SUCH PERSONS SHOULD SIGN.